                                                                     EXHIBIT 4.2

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                              TRINTECH GROUP PLC



                                      AND



                             THE BANK OF NEW YORK


                                 As Depositary


                                      AND


         OWNERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY RECEIPTS



                               Deposit Agreement



                        Dated as of September 27, 1999

                  As Amended and Restated as of ______, 2000



================================================================================

ARTICLE 1.   DEFINITIONS................................................   1

 SECTION 1.1   American Depositary Shares...............................   1
 SECTION 1.2   Article; Section.........................................   2
 SECTION 1.3   Beneficial Owner.........................................   2
 SECTION 1.4   Commission...............................................   2
 SECTION 1.5   Company..................................................   2
 SECTION 1.6   Custodian................................................   2
 SECTION 1.7   Deposit Agreement........................................   2
 SECTION 1.8   Depositary; Corporate Trust Office.......................   3
 SECTION 1.9   Deposited Securities.....................................   3
 SECTION 1.10  Dollars; Euros...........................................   3
 SECTION 1.11  Exchange Act.............................................   3
 SECTION 1.12  Foreign Registrar........................................   3
 SECTION 1.13  Owner....................................................   3
 SECTION 1.14  Receipts.................................................   3
 SECTION 1.15  Registrar................................................   4
 SECTION 1.16  Restricted Securities....................................   4
 SECTION 1.17  Securities Act of 1933...................................   4
 SECTION 1.18  Shares...................................................   4

ARTICLE 2.   FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND
DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS............................   4

 SECTION 2.1   Form and Transferability of Receipts.....................   4
 SECTION 2.2   Deposit of Shares........................................   5
 SECTION 2.3   Execution and Delivery of Receipts.......................   6
 SECTION 2.4   Transfer of Receipts; Combination and Split-up of
               Receipts.................................................   7
 SECTION 2.5   Surrender of Receipts and Withdrawal of Shares...........   7
 SECTION 2.6   Limitations on Execution and Delivery, Transfer and
               Surrender of Receipts....................................   8
 SECTION 2.7   Lost Receipts, etc.......................................   9
 SECTION 2.8   Cancellation and Destruction of Surrendered Receipts.....  10
 SECTION 2.9   Pre-Release of Receipts..................................  10

ARTICLE 3.   CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS..................  10

 SECTION 3.1   Filing Proofs, Certificates and Other Information........  10
 SECTION 3.2   Liability of Owner or Beneficial Owner for Taxes.........  11
 SECTION 3.3   Warranties on Deposit of Shares..........................  11
 SECTION 3.4   Disclosure of Interests..................................  11

ARTICLE 4.   THE DEPOSITED SECURITIES...................................  14

 SECTION 4.1   Cash Distributions.......................................  14
 SECTION 4.2   Distributions Other Than Cash, Shares or Rights..........  15
 SECTION 4.3   Distributions in Shares..................................  15
 SECTION 4.4   Rights...................................................  16
 SECTION 4.5   Conversion of Foreign Currency...........................  17
 SECTION 4.6   Fixing of Record Date....................................  18
 SECTION 4.7   Voting of Deposited Securities...........................  19
 SECTION 4.8   Changes Affecting Deposited Securities...................  22
 SECTION 4.9   Reports..................................................  22
 SECTION 4.10  Lists of Owners..........................................  23

 SECTION 4.11  Withholding.................................................  23

ARTICLE 5.   THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.................  23

 SECTION 5.1   Maintenance of Office and Transfer Books by the Depositary..  23
 SECTION 5.2   Prevention or Delay in Performance by the Depositary
               or the Company..............................................  24
 SECTION 5.3   Obligations of the Depositary, the Custodian and the
               Company.....................................................  25
 SECTION 5.4   Resignation and Removal of the Depositary...................  26
 SECTION 5.5   The Custodians..............................................  26
 SECTION 5.6   Notices and Reports.........................................  27
 SECTION 5.7   Distribution of Additional Shares, Rights, etc..............  27
 SECTION 5.8   Indemnification.............................................  28
 SECTION 5.9   Charges of Depositary.......................................  28
 SECTION 5.10  Retention of Depositary Documents...........................  29
 SECTION 5.11  Exclusivity.................................................  30
 SECTION 5.12  List of Restricted Securities Owners........................  30

ARTICLE 6.   AMENDMENT AND TERMINATION.....................................  30

 SECTION 6.1   Amendment...................................................  30
 SECTION 6.2   Termination.................................................  30

ARTICLE 7.   MISCELLANEOUS.................................................  31

 SECTION 7.1   Counterparts................................................  31
 SECTION 7.2   No Third Party Beneficiaries................................  32
 SECTION 7.3   Severability................................................  32
 SECTION 7.4   Beneficial Owners and Owners as Parties; Binding Effect.....  32
 SECTION 7.5   Notices.....................................................  32
 SECTION 7.6   Governing Law...............................................  33
 SECTION 7.7   Compliance with U.S. Securities Laws........................  33

                               DEPOSIT AGREEMENT

     DEPOSIT AGREEMENT dated as of September 27, 1999, as amended and restated as of ________, 2000, among TRINTECH GROUP PLC, incorporated under the laws of The Republic of Ireland (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued hereunder.

                             W I T N E S S E T H :

     WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

     WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

ARTICLE 1.  DEFINITIONS.

     The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

     SECTION 1.1       American Depositary Shares.
                       ---------------------------

          The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent one-half (1/2) of one Share, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by
Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

     SECTION 1.2    Article; Section.
                    -----------------

          Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

     SECTION 1.3    Beneficial Owner.
                    -----------------

          The terms "Beneficial Owner" shall mean each person owning from time to time any beneficial interest in the American Depositary Shares evidenced by any Receipt.

     SECTION 1.4    Commission.
                    -----------

          The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

     SECTION 1.5    Company.
                    --------

          The term "Company" shall mean Trintech Group PLC, incorporated under the laws of The Republic of Ireland, and its successors.

     SECTION 1.6    Consultation.
                    -------------

          The term "Consultation" shall mean the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Depositary to be empowered by the Company to engage in such discussion on behalf of the Company.

     SECTION 1.7    Custodian.
                    ----------

          The term "Custodian" shall mean the principal Dublin, Ireland office of Allied Irish Banks PLC, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

     SECTION 1.8    Deposit Agreement.
                    ------------------

          The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

     SECTION 1.9    Depositary; Corporate Trust Office.
                    -----------------------------------

          The term "Depositary" shall mean The Bank of New York, a New York banking corporation and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Agreement is 101 Barclay Street, New York, New York, 10286.

     SECTION 1.10   Deposited Securities.
                    ---------------------

          The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

     SECTION 1.11   Dollars; Euros.
                    ---------------

          The term "Dollars" shall mean the lawful currency of the United States. The term "Euros" shall mean the common currency of the participating member countries in the European Monetary Union.

     SECTION 1.12   Exchange Act.
                    -------------

          The term "Exchange Act" shall mean the United States Securities and Exchange Act of 1934, as from time to time amended.

     SECTION 1.13   Foreign Registrar.
                    ------------------

          The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Company for the transfer and registration of Shares.

     SECTION 1.14   Owner.
                    ------

          The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

     SECTION 1.15   Receipts.
                    ---------

          The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares.

     SECTION 1.16   Registrar.
                    ----------

           The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

     SECTION 1.17   Restricted Securities.
                    ----------------------

           The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or The Republic of Ireland, or under a shareholder agreement or the Memorandum and Articles of Association of the Company.

     SECTION 1.18   Securities Act of 1933.
                    -----------------------

           The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

     SECTION 1.19   Shares.
                    -------

           The term "Shares" shall mean ordinary shares in registered form of the Company, nominal value $0.0027 each, heretofore validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares were validly exercised or waived or hereafter validly issued and outstanding and fully paid, nonassessable and as to which any pre-emptive rights of the holders of outstanding Shares will have been validly exercised or waived.

ARTICLE 2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                      TRANSFER AND SURRENDER OF RECEIPTS.

     SECTION 2.1    Form and Transferability of Receipts.
                    -------------------------------------

           Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized officer of the Registrar. The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

          The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

          Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

     SECTION 2.2    Deposit of Shares.
                    ------------------

          Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in The Republic of Ireland which is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Foreign Registrar, if applicable, are closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the

Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

          At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

          Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

          Notwithstanding anything to the contrary, the Depositary shall have no obligation to accept Shares for deposit hereunder from persons identified by the Company as holding Restricted Securities except upon compliance with the provisions of Section 5.12 hereof.

          Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine. Neither the Depositary nor the Custodian shall deliver Shares or Deposited Securities except upon the cancellation of the Receipt or Receipts evidencing the American Depositary Shares representing such Shares or Deposited Securities.

     SECTION 2.3    Execution and Delivery of Receipts.
                    -----------------------------------

          Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Company or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company that any Deposited Securities have been recorded upon the books of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in
Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

     SECTION 2.4    Transfer of Receipts; Combination and Split-up of Receipts.
                    -----------------------------------------------------------

          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto.

          The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

          The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

     SECTION 2.5    Surrender of Receipts and Withdrawal of Shares.
                    -----------------------------------------------

          Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section
5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

          A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the principal Dublin, Ireland office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

          At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

          Except as otherwise expressly permitted by this Deposit Agreement neither the Depositary nor the Custodian shall deliver Deposited Securities (by physical delivery, book entry or otherwise) or otherwise permit Deposited Securities to be withdrawn from the facility created hereby, except upon receipt and cancellation of the relevant Receipts.

     SECTION 2.6   Limitations on Execution and Delivery, Transfer and Surrender
                   -------------------------------------------------------------
                   of Receipts.
                   ------------

          As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

          The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, the Memorandum and Articles of Association of the Company or for any other reason, subject to the provisions of Section 7.7 hereof. Notwithstanding any other provision of this Deposit Agreement, the Memorandum and Articles of Association of the Company or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares, which, if sold by the holder thereof in the United States (as defined in Regulation S), would be subject to the registration provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or such sale would be exempt from such provisions. The Depositary shall comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

     SECTION 2.7    Lost Receipts, etc.
                    -------------------

          In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

     SECTION 2.8    Cancellation and Destruction of Surrendered Receipts.
                    -----------------------------------------------------

          All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

     SECTION 2.9    Pre-Release of Receipts.
                    ------------------------

          Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.3 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release"). The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

          The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

ARTICLE 3.  CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

     SECTION 3.1    Filing Proofs, Certificates and Other Information.
                    --------------------------------------------------

          Any person presenting Shares for deposit or any Owner or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Company or the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary or the Custodian. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. Copies of any documentation which the Depositary receives pursuant to this Section 3.1 shall be provided by the Depositary to the Company upon the Company's written request.

     SECTION 3.2    Liability of Owner or Beneficial Owner for Taxes.
                    -------------------------------------------------

          If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Beneficial Owner of such Receipt to the Depositary. The Depositary may refuse to effect any transfer of such Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Beneficial Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Beneficial Owner of such Receipt shall remain liable for any deficiency.

     SECTION 3.3    Warranties on Deposit of Shares.
                    --------------------------------

          Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

     SECTION 3.4   Disclosure of Interests.
                   -----------------------

          (a) Notwithstanding any other provision of this Deposit Agreement, the Memorandum and Articles of Association of the Company or applicable Irish law, each Owner agrees to be bound by and subject to applicable Irish law provisions of the Irish Companies Act, 1990, and the Memorandum and Articles of Association of the Company in each case as in effect on the date hereof, to the same extent as if such Owner held Shares directly. Each Owner agrees to comply with requests from the Company or the Depositary made under the Irish Companies Act, 1990 and the Memorandum and Articles of Association of the company, to provide information, inter alia, as to the capacity in which such Owner owns Receipts and regarding the identity of any other person interested (as defined in the Irish Companies Act, 1990) in such Receipts and the nature of such interest. The Company has informed the Depositary that the following information is accurate, as of the date hereof, and the Depositary has made no independent investigation regarding such information.

              Sections 67 to 79 of the Irish Companies Act, 1990 provide that a person (including a company and other legal entities) that acquires an interest of 5 per cent or more of any class of shares (including through American Depositary Receipts) that comprise part of a public company's "relevant share capital" (i.e., the Company's issued share capital carrying the right to vote in
          ---
all circumstances at a general meeting of the Company) is required to notify the company in writing in a prescribed manner of its interest within five days following the day on which the obligation arises. After the 5 per cent level is exceeded, similar notifications must be made in respect of any change in such person's interest following which the percentage level of interest previously notified has changed until after, if ever, the percentage level drops below 5 per cent. Fractional numbers are rounded down for the purposes of establishing changes in percentage levels. Failure to notify the acquisition of an interest, no right or interest whatsoever in respect of any of the relevant shares will be enforceable, whether directly or indirectly, by action or legal proceeding by the person having such an interest. Application may be made to the Irish High Court to remove this restriction, and if the court is satisfied that the failure to notify was accidental or due to inadvertence, or some other sufficient cause, or that it is just and equitable to grant relief then the court may grant such relief as is sees fit.

              For purposes of such notification obligation, the interest of a person in shares means any kind of interest in shares including interests in any shares (a) in which a spouse, or child under the age of 18, is interested, (b) in which a corporate body is interested and either (i) that corporate body or its directors are accustomed to act in accordance with that person's directions or instructions or (ii) that person is entitled to exercise or to control one-third or more of the voting power of that corporate body or (c) in which another party is interested and the person and that other party are parties to a "concert party" agreement under Section 73 of the Irish Companies Act, 1990. A concert party agreement is one which provides for one or more parties to acquire interests in the relevant share capital of a particular public company and imposes obligations or restrictions on any of the parties as to the use, retention or disposal of such interests acquired pursuant to such agreement. An interest in the Company's shares must also in fact be acquired by any of the parties pursuant to the agreement. The agreement must be legally binding or involve mutuality.

          In addition, Section 81 of the Irish Companies Act, 1990 provides that a public company may by written notice require a person whom the company knows, or has reasonable cause to believe, to be or to have been, at any time during the three years immediately preceding the date on which the notice is issued, interested in shares consisting of the company's "relevant share capital" to confirm that fact or to indicate whether or not that is the case, and where such person holds or during the relevant time had held an interest in such shares, he may be required to give such further information as may be required relating to such interest and any other interest in the shares of which such person is aware.

          Where notice is served by the Company under the foregoing provisions on a person who is or was interested in the Shares and that person fails to give the Company any information required by the notice within such time as is specified in the notice, the Company may apply to the Irish court for an order directing that the Shares in question be subject to restrictions prohibiting, among other things, (i) any transfer of those Shares, (ii) the exercise of the voting rights in respect of such Shares, (iii) the taking up of rights in respect of such Shares, and (iv) other than in liquidation, payments in respect of such Shares. If the information requested in the notice is not provided, the Articles of Association of the Company also enable the service of a restriction notice (as described below) imposing sanctions on the shareholder without the need for court involvement.

          A person who fails to fulfil the obligation imposed by Section 81 of the Irish Companies Act, 1990 described above may be subject to criminal penalties.

          The Directors of the Company also have the power, pursuant to the Articles of Association of the Company, to serve a notice (a "Disclosure Notice") on any shareholder, or any other person appearing to be interested in issued Shares, requiring such person to disclose to the Company such information as they shall require relating to the ownership of any interest in such Shares as lies within the knowledge of the relevant person. This can include information which the Issuer is entitled to seek pursuant to Section 81 of the Irish Companies Act, 1990.

          If a shareholder, or a person appearing to be interested in Shares held by such shareholder, has been duly served with a notice under Section 81 of the Irish Companies Act, 1990 or a Disclosure Notice requesting information pursuant to the Articles and is in default in supplying the Company with the information thereby required, the Issuer may serve a further notice (a "Restriction Notice") on that shareholder. After the expiration of 14 days from the date of service of the Restriction Notice and for so long as the Restriction Notice remains in effect, no holder or holders of the relevant shares shall be entitled to attend, speak or vote at any general meeting, either in person or by proxy. In addition, where the relevant shares represent 0.25% of the total number of the issued shares of the class of shares concerned the Restriction Notice may also direct that any dividend or other money which would otherwise be payable on such shares shall be retained by the Company without liability to pay interest and no transfer of shares by the shareholder (unless such transfer is an arm's length sale) or any renunciation of or any allotment of new shares or debentures made in respect thereof shall be registered.

          (b) At the request of the Company and at the Company's expense, the Depositary shall forward to any Owner any request by the Company for information or any other communications relating to the application of the provisions summarized in this Section 3.4. Owners seeking to communicate with the Company or the Directors of the Company on matters relating to the application of the provision summarized in this Section 3.4 may send their communications to the Depositary for forwarding to the Company.

              If the Company requests information from the Depositary or the Custodian, as the holders of Shares, pursuant to the Articles of Association of the Company or the Irish Companies Acts, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question's as has in each case been recorded by it pursuant to the terms of the Deposit Agreement.

ARTICLE 4.  THE DEPOSITED SECURITIES.

     SECTION 4.1   Cash Distributions.
                   ------------------

          Whenever the Depositary shall receive any cash dividend, other cash distribution or net proceeds from the sale of securities, property or rights on any Deposited Securities, the Depositary shall, subject to the provisions of
Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in The Republic of Ireland, the United States, Germany or elsewhere, all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

     SECTION 4.2   Distributions Other Than Cash, Shares or Rights.
                   -----------------------------------------------

          Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners of Receipts) the Depositary, after Consultation with the Company, deems such distribution not to be feasible, the Depositary may, after Consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash.

     SECTION 4.3   Distributions in Shares.
                   -----------------------

          If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section
4.1. If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

     SECTION 4.4   Rights.
                   ------

          In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

          In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

          If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of this section, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

          If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may, after Consultation with the Company, sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

          The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in this Deposit Agreement shall create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of a Receipt or Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

          The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

     SECTION 4.5   Conversion of Foreign Currency.
                   ------------------------------

          Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

          If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

          If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same and shall distribute such foreign currency upon the request of each such Owner.

          If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto and shall distribute such foreign currency upon the request of each such Owner.

     SECTION 4.6   Fixing of Record Date.
                   ---------------------

          Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date, which shall be the record date, if any, established by the Company for such purpose or, if different, as close thereto as practicable, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through
4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

     SECTION 4.7   Voting of Deposited Securities.
                   ------------------------------

          Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) all of the information contained in such notice of meeting received by the Depositary from the Company, (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Irish law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares, (c) a statement that Owners who instruct the Depositary as to the exercise of their voting rights will be deemed to have instructed the Depositary or its authorized representative to call for a poll with respect to each matter for which such instructions are given, subject to any applicable provisions of Irish law and of the Memorandum and Articles of Association of the Company and (d) if applicable, a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. Accordingly, pursuant to the Company's Memorandum and Articles of Association and applicable Irish law, the Depositary will cause its authorized representative to attend each meeting of holders of Shares and call for a poll as instructed in accordance with clause (c) above for the purpose of effecting such vote. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the date established by the Depositary for such purpose, the Depositary will deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities; provided, that no such instructions
                                           --------
will be deemed given and no such discretionary proxy will be given when the Company notifies the Depositary (and the Company agrees to provide such notice as promptly as practicable in writing) that the matter to be voted upon is one of the following:

          1. is a matter not submitted to shareholders by means of a proxy statement comparable to that specified in Schedule 14-A of the Commission;

          2. is the subject of a counter-solicitation, or is part of a proposal made by a shareholder which is being opposed by management (i.e., a contest);

          3. relates to a merger or consolidation (except when the Company's proposal is to merge with its own wholly-owned subsidiary, provided its shareholders dissenting thereto do not have rights of appraisal);

          4.   authorizes mortgaging of property;

          5. authorizes or creates indebtedness or increases the authorized amount of indebtedness;

          6. authorizes or creates preferred shares or increases the authorized amount of existing preferred shares;

          7. alters the terms or conditions of any shares of the Company's stock then outstanding or existing indebtedness;

          8. involves waiver or modification of preemptive rights (except when the Company's proposal is to waive such rights with respect to Shares being offered pursuant to stock option or purchase plans involving the additional issuance of not more than 5% of the Company's outstanding Shares (see Item 12 below));

          9. alters voting provisions or the proportionate voting power of a class of shares, or the number of its votes per share (except where cumulative voting provisions govern the number of votes per share for election of directors and the Company's proposal involves a change in the number of its directors by not more than 10% or not more than one)

          10. changes existing quorum requirements with respect to shareholder meetings;

          11. authorizes issuance of Shares, or options to purchase Shares, to directors, officers, or employees in an amount which exceeds 5% of the total amount of the class outstanding (when no plan is amended to extend its duration, the Company shall factor into the calculation the number of Shares that remain available for issuance, the number of Shares subject to outstanding options and any Shares being added; should there be more than one plan being considered at the same meeting, all Shares are aggregated).

          12.  authorizes

               (a) a new profit-sharing or special remuneration plan, or a new retirement plan, the annual cost of which will amount to more than 10% of average annual income before taxes for the preceding five years, or

               (b) the amendment of an existing plan which would bring its costs above 10% of such average annual income before taxes (should there be more than one plan being considered at the same meeting, all costs are aggregated; exceptions may be made in cases of (a) retirement plans based on agreement or negotiations with labor unions (or which have been or are to be approved by such unions); and (b) any related retirement plan for benefit of non-union employees having terms substantially equivalent to the terms of such union-negotiated plan, which is submitted for action of stockholders concurrently with such union-negotiated plan);

          13. changes the purposes or powers of the Company to an extent which would permit it to change a materially different line of business and it is the Company's stated intention to make such a change;

          14. authorizes the acquisition of property, assets, or a company, where the consideration to be given has a fair value of 20% or more of the market value of the previously outstanding shares;

          15. authorizes the sale or other disposition of assets or earning power of 20% or more of those existing prior to the transaction;

          16. authorizes a transaction not in the ordinary course of business in which an officer, director or substantial security holder has a direct or indirect interest;

          17. reduces earned surplus by 51% or more, or reduces earned surplus to an amount less than the aggregate of three years' Share dividends computed at the current dividend rate.

For the avoidance of doubt, a signed but unmarked proxy that includes the statement "IF NO MARK IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED [FOR/AGAINST] EACH OF THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXIES DEEM ADVISABLE" or words of similar intent shall constitute an instruction by the signatory thereof to vote in accordance with such statement. In accordance with the Articles of Association of the Company and Irish law, failure by an Owner, or a person holding an interest in Shares through an Owner, to comply with the Company's request for information of the nature referred to in Section 3.5 may result, inter alia, in withdrawal of the voting rights of the Shares underlying
        ----- ----
the Receipts held by that Owner and consequently of the rights described in this
Section 4.7 to direct the voting of the Deposited Securities underlying such Receipts.

          There can be no assurance that Owners generally or any Owner in particular will receive the notice described in this Section 4.7 sufficiently prior to the date established by the Depositary to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in this Section 4.7.

     SECTION 4.8   Changes Affecting Deposited Securities.
                   --------------------------------------

          In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

     SECTION 4.9    Reports.
                    -------

          The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to the Owners copies of any such reports furnished by the Company pursuant to Section 5.6. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English.

     SECTION 4.10   Lists of Owners.
                    ---------------

          Promptly upon request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

     SECTION 4.11   Withholding.
                    -----------

          In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

ARTICLE 5.  THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

     SECTION 5.1    Maintenance of Office and Transfer Books by the Depositary.
                    ----------------------------------------------------------

          Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

          The Depositary may close the transfer books, at any time or from time to time, after Consultation with the Company, when deemed expedient by it in connection with the performance of its duties hereunder.

          The Company shall have the right to inspect the transfer and registration records of the Depositary relating to Receipts and, at the Company's expense, to make copies thereof and to require the Depositary, the Registrar and any co-transfer agents or co-Registrars to supply copies of such portions of such records as the Company may request in writing.

          If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States or Germany, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

     SECTION 5.2    Prevention or Delay in Performance by the Depositary or the
                    -----------------------------------------------------------
                    Company.
                    -------

          Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owners of any Receipt, if by reason of any provision of any present or future law or regulation of the European Union, the United States, or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Memorandum and Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owners of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

     SECTION 5.3    Obligations of the Depositary, the Custodian and the
                    ----------------------------------------------------
                    Company.
                    -------

          The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Beneficial Owners of Receipts, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

          The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owners of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

          Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

          Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

          The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

          The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

          No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

     SECTION 5.4    Resignation and Removal of the Depositary.
                    -----------------------------------------

          The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

          Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

     SECTION 5.5    The Custodian.
                    -------------

          The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

          Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

     SECTION 5.6    Notices and Reports.
                    -------------------

          On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

          The Company will arrange for the translation into English and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. The Depositary will arrange for the mailing, at the Company's expense, of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

     SECTION 5.7    Distribution of Additional Shares, Rights, etc.
                    ----------------------------------------------

          The Company agrees that in the event of any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a Registration Statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a Registration Statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

          The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a Registration Statement is in effect as to such Shares under the Securities Act of 1933 or unless such Shares are accompanied by an opinion on which the Depositary may rely, satisfactory to the Depositary from recognized U.S. counsel for the Company, that upon deposit of such Shares, such Shares and the American Depositary Shares issued in respect thereof will not be "restricted securities" as such term is defined under Rule 144(a)(3) of the Securities Act of 1933 and that the offer and sale of such securities would not require registration under such Act.

     SECTION 5.8    Indemnification.
                    ---------------

          The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

          The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

     SECTION 5.9    Charges of Depositary.
                    ---------------------

          The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

          The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to
Section 4.3), whichever applicable: (1) taxes and other governmental charges,
(2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof, and (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

          The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

     SECTION 5.10   Retention of Depositary Documents.
                    ---------------------------------

          The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

     SECTION 5.11   Exclusivity.
                    -----------

          The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

     SECTION 5.12   List of Restricted Securities Owners.
                    ------------------------------------

          From time to time, the Company shall provide to the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially own Restricted Securities and the Company shall update that list on a regular basis. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6. AMENDMENT AND TERMINATION.

     SECTION 6.1    Amendment.
                    ---------

          The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the express consent of Owners or Beneficial Owners in any respect which the Company and the Depositary may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

     SECTION 6.2    Termination.
                    -----------

          The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On or after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and
5.9 hereof.

ARTICLE 7. MISCELLANEOUS.

     SECTION 7.1    Counterparts.
                    ------------

          This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the

Depositary and the Custodians and shall be open to inspection by any Beneficial Owners or Owner during business hours.

     SECTION 7.2    No Third Party Beneficiaries.
                    ----------------------------

          This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

     SECTION 7.3    Severability.
                    ------------

          In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

     SECTION 7.4    Beneficial Owners and Owners as Parties; Binding Effect.
                    -------------------------------------------------------

          The Beneficial Owners and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

     SECTION 7.5    Notices.
                    -------

          Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Trintech Group PLC, Trintech Building, South County Business Park, Leopardstown, Dublin 18, Ireland, or any other place to which the Company may have transferred its principal office.

          Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
American Depositary Receipt Administration, or any other place to which the Depositary may have transferred its Corporate Trust Office.

          Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

     SECTION 7.6    Governing Law.
                    -------------

          This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

     SECTION 7.7    Compliance with U.S. Securities Laws.
                    ------------------------------------

          Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to permit the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

     IN WITNESS WHEREOF, TRINTECH GROUP PLC and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

                                       TRINTECH GROUP PLC

                                       By:________________________
                                          Name:
                                          Title:


                                       THE BANK OF NEW YORK,
                                        as Depositary

                                       By:________________________
                                          Name:
                                          Title: